Exhibit 99.1

PRESS RELEASE For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601
www.monolithicpower.com

Monolithic Power Systems Announces Record First Quarter Revenue

SAN JOSE, Calif. April 30, 2012--Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2012.

The results for the quarter ended March 31, 2012 are as follows:
•	Record first quarter net revenue of $50.5 million, a 6.4% increase from $47.5 million in the fourth quarter of 2011 and a 13.5% increase from $44.5 million in the first quarter of 2011.
•	Gross margin of 52.3% was down slightly from 52.5% in the fourth quarter of 2011 and up 2.1% from 50.2% in the first quarter of 2011.
•
GAAP operating expenses of $23.2 million, including $23.1 million for research and development (R&D) and selling, general and administrative (SG&A) expenses, which include $3.2 million for stock-based compensation, and $0.1 million for litigation expenses.  Comparatively, for the three months ended March 31, 2011, GAAP operating expenses were $20.4 million, including $19.6 million for research and development and selling, general and administrative expenses, which included $2.9 million for stock-based compensation and $0.8 million for litigation expenses.

•
Non-GAAP(1) operating expenses of $20.0 million, excluding $3.2 million for stock-based compensation, compared to $17.5 million, excluding $2.9 million for stock-based compensation, for the three months ended March 31, 2011.

•
GAAP net income of $3.0 million and GAAP earnings per share of $0.08 per diluted share. Comparatively, GAAP net income was $1.9 million and GAAP earnings per share of $0.05 per diluted share, for the quarter ended March 31, 2011.

•
Non-GAAP(1) net income of $6.1 million and non-GAAP earnings per share of $0.17 per diluted share, excluding stock-based compensation and related tax effects, compared to non-GAAP net income of $4.7 million and non-GAAP earnings per share of $0.13 per diluted share, excluding stock-based compensation and related tax effects, for the quarter ended March 31, 2011.

The following is a summary of revenue by end market for the period indicated, estimated based on the Company's assessment of available end market data (in millions):

	Three months ended March 31,
End Market	2012	2011
Communication	$12.5	$9.9
Computing	9.4	5.6
Consumer	23.9	26.5
Industrial	4.7	2.5
Total	$50.5	$44.5

The following is a summary of revenue by product family for the period indicated (in millions):

	Three months ended March 31,
Product Family	2012	2011	*
DC to DC Converters	$44.4	$38.6
Lighting Control Products	6.1	5.9
Total	$50.5	$44.5

*  2011 Revenue associated with Audio Amplifiers has been included with DC to DC Converters to conform with current year presentation

“In 2012 we will further extend our technology leadership, expand the product roadmap, and gain market share in targeted high value growth markets,” said  Michael Hsing, CEO and founder of MPS.  “This will set MPS on track for sustainable growth in 2013 and beyond.”

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2012:

•	Revenue in the range of $56 million to $60 million.

•	Gross margin between 52.5% and 54.0%.

•
Research and development and selling, general and administrative expenses between $24.5 million and $26 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $20.5 million and $21.5 million. This excludes an estimate of stock-based compensation expense in the range of $4.0 million to $4.5 million.

•	Litigation expense in the range of $0.1 million to $0.3 million.

(1) Non-GAAP net income, non-GAAP earnings per share, Non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expenses differ from net income, earnings per share, operating expenses, and research and development and selling, general and administrative expenses determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income and Non-GAAP earnings per share for the quarters ended March 31, 2012 and 2011 excludes the effect of stock-based compensation expense and its related tax effect. Non-GAAP operating expenses for the quarters ended March 31, 2012 and 2011 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. These non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A schedule reconciling non-GAAP financial measures is included at the end of this press release. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors' understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financial measures used by MPS.

Conference Call
MPS plans to conduct an investor teleconference covering its quarter ended March 31, 2012 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 30, 2012. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 404-537-3406, code number 41756353. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement
This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including, among other things, (i) projected revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending June 30, 2012, (ii) our outlook for the long term prospects of the company, including the prospects of our new product families, (iii) our ability to penetrate new markets and expand our market share, (iv) our expected pricing practices in 2012, (v) the seasonality of our business, (vi) our ability to reduce our manufacturing costs, and (vii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v) or (vi). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve significant known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, our ability to attract new customers and retain existing customers; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being different than expected; competition generally and the increasingly competitive nature of our industry; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency of our products; adverse changes in government regulations in foreign countries where MPS has offices or operations; the effect of catastrophic events; adequate supply of our products from our third-party manufacturer; the risks, uncertainties and costs of litigation in which we are involved; the outcome of any upcoming trials, hearings, motions and appeals; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; adverse changes or developments in the semiconductor industry generally; difficulty in predicting or budgeting for future customer demand and channel inventories, expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on March 12, 2012.

The forward-looking statements in this press release represent MPS’ projections and current expectations, as of the date hereof, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.
Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Singapore, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:
Meera Rao
Chief Financial Officer
Monolithic Power Systems, Inc.
408-826-0777
investors@monolithicpower.com

Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except par value and share amounts)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$78,731	$96,371
Short-term investments	102,197	77,827
Accounts receivable, net of allowances of $5 in 2012 and 2011	19,947	15,097
Inventories	21,547	20,104
Deferred income tax assets, net - current	646	421
Prepaid expenses and other current assets	2,352	1,685
Total current assets	225,420	211,505
Property and equipment, net	51,437	47,794
Long-term investments	13,665	13,675
Deferred income tax assets, net - long-term	19	239
Other assets	639	654
Total assets	$291,180	$273,867

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,573	$8,904
Accrued compensation and related benefits	6,746	9,321
Accrued liabilities	10,150	7,845
Total current liabilities	31,469	26,070

Non-current income tax liabilities	4,930	4,920
Total liabilities	36,399	30,990
Stockholders' equity:
Common stock, $0.001 par value, $34 and $34 in 2012 and 2011, respectively; shares authorized: 150,000,000; shares issued and outstanding: 34,410,896 and 33,826,032 in 2012 and 2011, respectively	167,773	159,336
Retained earnings	82,943	79,948
Accumulated other comprehensive income	4,065	3,593
Total stockholders’ equity	254,781	242,877
Total liabilities and stockholders’ equity	$291,180	$273,867

Condensed Consolidated Statement of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2012	2011

Revenue	$50,484	$44,468
Cost of revenue (1)	24,074	22,163
Gross profit	26,410	22,305
Operating expenses:
Research and development (2)	11,118	10,086
Selling, general and administrative (3)	11,966	9,490
Litigation expense	128	813
Total operating expenses	23,212	20,389

Income from operations	3,198	1,916
Other income (expense):
Interest and other income	157	271
Interest and other expense	(51)	(88)
Total other income, net	106	183

Income before income taxes	3,304	2,099
Income tax provision	309	206
Net income	$2,995	$1,893
Basic net income per share	$0.09	$0.05
Diluted net income per share	$0.08	$0.05
Weighted average common shares outstanding:
Basic	34,105	35,024
Diluted	35,538	36,105

(1) Includes stock-based compensation expense	$95	$63
(2) Includes stock-based compensation expense	1,266	1,427
(3) Includes stock-based compensation expense	1,954	1,497
Total stock-based compensation expense	$3,315	$2,987

	Three months ended March 31,
	2012	2011

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$2,995	$1,893
Net income as a percentage of revenue	5.9%	4.3%

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,315	$2,987
Tax effect	(187)	(175)
Non-GAAP net income	$6,123	$4,705
Non-GAAP net income as a percentage of revenue	12.1%	10.6%

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.18	$0.13
Diluted	$0.17	$0.13

Shares used in the calculation of non-GAAP earnings per share:
Basic	34,105	35,024
Diluted	35,538	36,105

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands)

Total operating expenses	$23,212	$20,389

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,220)	$(2,924)
Non-GAAP operating expenses	$19,992	$17,465

RECONCILIATION OF OPERATING INCOME TO NON-GAAP OPERATING INCOME
(in thousands)

Total operating income	$3,198	$1,916
Operating income as a percentage of revenue	6.3%	4.3%

Adjustments to reconcile total operating income to non-GAAP total operating income
Stock-based compensation	$3,315	$2,987
Non-GAAP operating income	$6,513	$4,903
Non-GAAP operating income as a percentage of revenue	12.9%	11.0%

2012 Second Quarter Outlook
(In thousands)

	June 30, 2012

	Low	High
R&D and SG&A	$24,500	$26,000

Adjustments to reconcile R&D and SG&A to Non-GAAP R&D and SG&A
Stock-based compensation	(4,000)	(4,500)
Non-GAAP R&D and SG&A	$20,500	$21,500